AMENDMENT NO. 1 TO THE ESCROW AGREEMENT

This Amendment No. 1 to the Escrow Agreement made effective as of the 31st day of January 2008 by and between Kinglake Resources, Inc., a Nevada corporation (the "KGLK" or "Party A"); Orient Come Holdings Limited, a British Virgin Islands company ("Party A Subsidiary" or "Orient"); Beijing K's Media Advertising Ltd. Co., a limited liability company organized under the laws of the PRC ("Chinese Advertisement Company" or "Party B"); the persons listed on Schedule A hereto ("Party B Shareholders"); and Arnstein & Lehr LLP, a law firm ("Escrow Agent") (each of the parties hereto is a "Party" and, collectively, they are the "Parties").

WITNESSETH

WHEREAS, the Parties entered into that certain Escrow Agreement dated as of December 23, 2007 and the Parties wish to amend the Escrow Agreement upon the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. All defined terms not otherwise defined herein shall have the meanings ascribed to them in the Escrow Agreement.

2. The Appendix of the Escrow Agreement is hereby amended by incorporating the following terms and conditions:

"In the event of a merger or consolidation of KGLK on or prior to April 30, 2011, with or into another corporation or any other entity or the exchange of substantially all of the outstanding stock of KGLK for shares of another entity or other property in which, after any such transaction the prior shareholders of KGLK own less than fifty percent (50%) of the voting shares of the continuing or surviving entity, or in the event of the sale of all or substantially all of the assets of KGLK, then all of the Escrowed Shares shall be released and distributed to the Party B Shareholders."

3. In the event of any inconsistency between any of the terms and conditions of this Amendment No. 1 to the Escrow Agreement and the Escrow Agreement, the terms and conditions of this Amendment No. 1 to the Escrow Agreement shall prevail and control.  Except as amended by this Amendment No. 1 to the Escrow Agreement, the Escrow Agreement and all its terms and conditions are in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment No.1 to the Escrow Agreement to be duly executed by their respective officers or principals thereunto duly authorized as of the day and year first above written.

Kinglake Resources, Inc.

By:  /s/ Ke Wang
Name:  Ke Wang
Its:    Chairman

Orient Come Holdings Limited

By:  /s/ Ke Wang
Name: Ke Wang
Its:   Director

Beijing K's Media Advertising Ltd. Co.

By: /s/ James Wei
Name:  James Wei
Its: Director

Party B's Shareholders

By: /s/ Yan Zhuang
Name: Yan Zhuang

By: /s/ Yong Lu
Name: Yong Lu

By: /s/ Lin Chang
Name: Lin Chang

By: /s/ LiHong Wu
Name: LiHong Wu

By: /s/ QingYa Wang
Name: QingYa Wang

Arnstein & Lehr LLP

By: /s/ Joel D. Mayersohn
Name: Joel D. Mayersohn